SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 19, 2009
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE
     Ashford Hospitality Trust, Inc. (the “Company”), is providing an update on certain debt re-financings, proposed loan modifications and possible deed in lieu or foreclosure transactions referenced on the Company’s third quarter 2009 earnings call pertaining to the Westin O’Hare, the Hyatt Regency Dearborn, and the Hilton El Conquistador. In considering its options on all three loans, the Company, although attempting to negotiate loan modifications, continues to consider deed in lieu or foreclosures on all three assets which, from an economic standpoint, may not be materially different to the Company. The potential economic considerations of returning assets to the lender include: (i) avoiding significant near term capital expenditure needs at these hotels; (ii) ceasing funding interest expense and operational cash flow shortfalls; and (iii) removing the corresponding debt from the Company’s balance sheet. These events may result in de-leveraging the Company and providing, in some cases, for enhanced covenant compliance on the Company’s secured credit facility. The Company continues to work to enhance liquidity by minimizing interest expense through its capital markets efforts and maximizing operating performance of its hotels, refinancing or restructuring upcoming debt maturities, and selectively repurchasing its common stock.
     As previously announced, the Company has been in negotiations for a proposed loan restructuring relating to the $101 million loan secured by the Westin O’Hare with a 2016 maturity. Although various proposals have been considered, no agreement or understanding has been reached with the special servicer on the loan. In these negotiations, the Company continues to review its options including a possible default on the loan and negotiating for a consensual deed-in-lieu of foreclosure on this property.
     In addition, the Company continues to pursue either a deed in lieu or consensual foreclosure on the $29 million loan secured by the Hyatt Regency Dearborn. Like the Westin O’Hare Loan, no agreement or understanding has been reached other than the lender is pursuing a judicial foreclosure and rejected the Company’s previous attempts to restructure the loan. However, in connection with the foreclosure process, the Company is negotiating terms with the special servicer for the appointment of a receiver. If the appointment of a receiver occurs, the hotel is expected to be de-consolidated from the Company’s financial statements.
     Progress continues on the possible modification to the $19.74 million loan maturing in 2011 secured by the Hilton El Conquistador. The re-financing of this loan received credit committee approval last week from the lender, and the Company is currently in the process of documenting the new loan. The new loan is for the same loan amount, has a 5-yr term, and has a spread of L+350 with a 2% LIBOR Floor.
     Certain statements and assumptions in this Form 8-K contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is subject to certain risks and uncertainties. When we use the words “may,” “expect” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing of closing certain transactions, the impact successfully implementing certain loan strategies may have on our business and future financial condition, and projected capital expenditures. There can be no assurance that the events described by these forward-looking statements will occur. The final outcome with respect to each transaction described above is subject to numerous assumptions and uncertainties, many of which are outside of our control, and include, but are not limited to, specific closing conditions and the negotiated terms of executed agreements, which have not been agreed to at this time. The forward-looking statements included in this Form 8-K are only made as of the date hereof. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements contained in this Form 8-K, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 19, 2009

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS

David A. Brooks
General Counsel and Chief Operating Officer